                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)
                                       of
                             Micro Warehouse, Inc.
                                       at
                              $19.00 Net Per Share
                                       by
                      Bridgeport Acquisition Corporation,
                          a wholly-owned subsidiary of
                           Bridgeport Holdings Inc.,
                                     and by
                             Micro Warehouse, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            FRIDAY, JANUARY 28, 2000, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase, dated December 28, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Bridgeport Acquisition Corporation, a Delaware corporation ("Acquisition") and a wholly-owned subsidiary of Bridgeport
Holdings Inc., a Delaware corporation ("Parent") and an affiliate of BYOWC Partners, LLC, a Delaware limited liability company ("BYOWC"), and Micro Warehouse, Inc., a Delaware corporation (the "Company" and, together with Acquisition, the "Purchasers"), to purchase all of the outstanding shares of common stock, par value $.01 per share, including the associated preferred share purchase rights (collectively, the "Shares"), of the Company, at a price of $19.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 20, 1999 (the "Merger Agreement"), among BYOWC, Parent, Acquisition and the Company.

    We are the holder of record (directly or indirectly) of Shares for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The tender price is $19.00 per Share, net to you in cash, without interest.

    2. The Board of Directors of the Company has unanimously determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as defined in the Offer to Purchase), are fair to, and in the best interests of, the Company and its stockholders, has unanimously approved the Merger Agreement, the Offer and the Merger and unanimously recommends that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

    3. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on Friday, January 28, 2000, unless the Offer is extended.

    4. The Offer is being made for all of the outstanding Shares. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least that number of Shares that constitutes, together with any Shares owned by BYOWC, 51% of the Shares outstanding on a fully diluted basis. BYOWC currently owns approximately 4.3% of the Shares outstanding on a fully diluted basis. Certain stockholders of the Company who collectively own approximately 10.1% of the Shares outstanding on a fully diluted basis have agreed to tender their Shares in the Offer. The Offer is also conditioned upon the receipt by Acquisition of certain debt and equity financing necessary to consummate the Offer and the Merger and the availability to the Company of a new credit facility following consummation of the Offer. Credit Suisse First Boston, New York branch, and CIBC Inc. have each executed a commitment letter to provide the debt financing and the new credit facility. FS Equity Partners IV, L.P., a private equity investment fund managed by Freeman Spogli & Co. LLC, has executed a commitment letter to provide the portion of the equity financing on which the Offer is conditioned. See
Section 10 of the Offer to Purchase for a discussion of the financings, including the conditions to the financings. The Offer is also subject to certain other conditions. See Section 17 of the Offer to Purchase.

    5. Stockholders who have Shares registered in their own name and who tender Shares directly to the Depositary (as defined in the Offer to Purchase) will not be obligated to pay brokerage fees, commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchasers pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please complete, sign and return the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto. The Purchasers are not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchasers become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchasers will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchasers cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchasers by Credit Suisse First Boston or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

               Instructions with Respect to the Offer to Purchase
                for Cash All Outstanding Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)
                                       of
                             Micro Warehouse, Inc.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 28, 1999, ("Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Bridgeport Acquistion Corporation, a Delaware corporation ("Acquisition") and a wholly-owned subsidiary of Bridgeport Holdings Inc., a Delaware corporation and an affiliate of BYOWC Partners LLC, a Delaware limited liability company, and Micro Warehouse, Inc., a Delaware corporation (the "Company" and, together with Acquisition, the "Purchasers"), to purchase all of the outstanding shares of common stock, par value $.01 per share, including the associated preferred share purchase rights (collectively, the "Shares"), of the Company, at a price of $19.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender to the Purchasers the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*                 SIGN HERE
 Shares                                           ---------------------------------------------------
                                                  ---------------------------------------------------
Dated
                                                                     Signature(s)
                                                  ---------------------------------------------------
                                                  ---------------------------------------------------
                                                                     Print Name(s)
                                                  ---------------------------------------------------
                                                  ---------------------------------------------------
                                                                      Address(es)
                                                  ---------------------------------------------------
                                                            Area Code and Telephone Number
                                                  ---------------------------------------------------
                                                         Taxpayer ID or Social Security Number

------------------------

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

                                       3